Exhibit 99.1

VIASPACE SUBSIDIARY DIRECT METHANOL FUEL CELL CORPORATION
TO EXHIBIT AT FUEL CELL EXPO 2006 IN TOKYO

PASADENA, CA.—December 1, 2005—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), will exhibit at FC EXPO 2006, the Second International Hydrogen and Fuel Cell Expo, to be held January 25 – 27, 2006 at the Tokyo Big Sight exhibition hall in Tokyo, Japan. The first Fuel Cell Expo held in Tokyo in 2005 was the world’s largest exhibition covering the fuel cell and hydrogen industry with over 20,000 attendees. FC EXPO 2006 is expected to have 400 exhibitors and 23,000 attendees. More information on FC EXPO 2006 is available at www.fcexpo.jp.

Direct Methanol Fuel Cell Corporation focuses on producing disposable fuel cartridges containing liquid fuels, such as methanol, to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. These fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers by 2007.

Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. Leading electronic companies including Toshiba, NEC, Hitachi and Sanyo in Japan, and Samsung and LG in Korea have announced the development of direct methanol fuel cells.

Dr. Carl Kukkonen, CEO of both VIASPACE and DMFCC reports that “This Tokyo exhibition will be an excellent forum to show our new cartridges to leading Asian potential customers and strategic partners that are developing fuel cells for portable electronics.”

Dr. Kukkonen also commented, “DMFCC has been working with Underwriters Laboratories, the Canadian Standards Association, and the IEC for the past three years to help develop the safety standards needed to obtain approval for methanol fuel cells and cartridges in commercial applications. The fact that these safety standards were submitted to the IEC was a major reason for the vote by the International Civil Aviation Organization (ICAO) Dangerous Goods Panel in November to allow methanol fuel cells and cartridges on commercial airplanes. Direct Methanol Fuel Cell Corporation’s methanol cartridges are designed to meet these safety standards.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, information and computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, there will not be a market for fuel cartridges if the OEMs fail to bring fuel cell powered devices into the marketplace. It is also possible that ICAO may not approve the use of fuel cell powered products on airplanes. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.

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